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                                                                    Exhibit 10.4

                            ASSIGNMENT OF INVENTIONS

         THIS ASSIGNMENT OF INVENTIONS ("Assignment") is entered into on this the 4th day of February, 2004, with an effective date of April 15, 2003 ("Effective Date"), by and between Dwango North America Corp. ("Assignee"), a Nevada corporation with a principal place of business at 5847 San Felipe St., Suite 3220, Houston, Texas 77057-3000, and [Assignor name], an individual residing [Assignor address] ("Assignor").

         WHEREAS Assignor was employed by and/or otherwise provided services to Over-the-Air Wireless, Inc. ("OTA") during the period from May 2002 until April 15, 2003;

         WHEREAS contemporaneously herewith, Assignor has entered into an agreement with Assignee entitled "Agreement and Plan of Merger" ("Merger Agreement"), wherein, inter alia, Assignor transferred all his right, title and interest in OTA to Assignor, including, but not limited to all Intellectual Property Rights held by OTA; and,

         WHEREAS in conjunction with and as a material part of the Merger Agreement, Assignor and Assignee desire to clearly establish that Assignee has acquired all Assignor's right, title and interest in all Assignor's Intellectual Property Rights arising out of or related to his employment with OTA;

         NOW, THEREFORE, for and in consideration of the mutual promises contained herein, the mutual promises contained in the Merger Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignee and Assignor (hereinafter collectively "the Parties" and each a "Party") do hereby agree as follows:

1.       DEFINITIONS

         a. "Intellectual Property Rights" shall mean all copyrights (including, without limitation, the exclusive right to reproduce, distribute copies of, display and thereupon perform the copyrighted work and to prepare derivative works); all copyright registrations and applications; all moral rights; all author's rights; all trademark rights (including, without limitation, registrations and applications); all right, title and interest in and to any patent, letters patent, industrial model, design patent, petty patent, patent of importation, utility model, certificate of invention, and/or other indicia of inventorship and/or invention ownership, and any application for any of the foregoing, and including any such rights granted upon any reissue, division, continuation or continuation-in-part applications now or hereafter filed, related to any such application; all trade names; all mask work rights; all right, title and interest in and to all trade secret rights arising under the common law, state law, federal law or the laws of any foreign country; all algorithms; all rights in packaging, goodwill and other intellectual property rights; and all divisions, continuations, reissues, renewals and extensions thereof, regardless of whether any such rights arise under the laws of the United States or any other state, country or jurisdiction, and all derivative works thereof.

2.       ASSIGNMENT

         Assignor hereby unconditionally and irrevocably assigns and transfers to Assignee all of Assignor's Intellectual Property Rights arising out of or related to any work or services Assignor performed for OTA (regardless of whether Assignor was actually compensated for such services), including but not limited to all Intellectual Property Rights arising out of any research or development work Assignor performed either at the request of OTA or using any equipment,


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         supplies, facility or trade secret information of OTA (collectively all such Intellectual Property Rights "OTA IP").

         Assignor agrees that all OTA IP shall be the absolute property of Assignee or Assignee's designees and, at the request of Assignee, Assignor shall provide any reasonably necessary assistance to Assignee in making application in due form for United States letters patent and foreign letters patent on such OTA IP. In the event that Assignee requests that Assignor provide such application assistance after termination of Assignor's employment with Assignee, Assignee agrees to compensate Assignor for time spent providing the requested assistance at a rate equal to the most recent hourly rate Assignee paid Assignor for his services. In calculating such hourly rate, it shall be assumed that Assignor works forty (40) hours per week to earn his salary. Assignor shall execute any and all instruments and do any acts necessary or desirable in connection with any such application for letters patent in order to establish and perfect in Assignee the entire right, title, and interest in such OTA IP, and also to execute any instruments desirable in connection with any continuations, renewals, or reissues thereof or in the conduct of any related proceedings or litigation. Assignee shall bear all reasonably necessary out of pocket expenses incurred by Assignor as a result of the performance of the obligations provided for in this Section 2. Except as authorized by Assignee (in writing if after termination of Assignor's employment with Assignee), Assignor shall not disclose, directly or indirectly, any information relating to any OTA IP.

         If Assignor has any Intellectual Property Rights to any OTA IP that cannot be assigned to Assignee, Assignor unconditionally and irrevocably waives the enforcement of such rights, and all claims and causes of action of any kind against Assignee with respect to such OTA IP, and agrees, at Assignee's request and expense, to consent to and join in any action to enforce Assignee's rights in the OTA IP. If Assignor has any Intellectual Property Rights in any OTA IP that cannot be assigned to Assignee or waived by Assignor, the Assignor, to the extent Assignor has the legal right to do so, unconditionally and irrevocably grants to Assignee during the term of such rights, an exclusive, irrevocable, perpetual, worldwide, fully paid and royalty-free license, with rights to sublicense through multiple levels of sublicensees, to reproduce, create derivative works of, distribute, publicly perform and publicly display by all means now known or later developed, to the OTA IP.

3.       MISCELLANEOUS

         a. The Parties hereby acknowledge and agree that breach of the covenants and Assignments contained in Paragraphs 2 of this Assignment shall cause immediate and irreparable damage to Assignee and that Assignee's remedy at law for any such breach would be inadequate. Assignor agrees that Assignee shall be entitled to have temporary or permanent injunctive relief without the necessity of proof of actual damage or bond. Such injunctive relief shall not be exclusive, but shall be in addition to any other rights or remedies to which Assignee shall be entitled. In any dispute under this Assignment, the Parties agree that the prevailing Party shall be entitled to recover the costs and expenses of such dispute, including reasonable attorneys' fees and costs.

         b. The Parties agree that any failure by Assignee to exercise any of its rights under this Assignment or at law, or to insist on the complete performance of all obligations by Assignor under the terms of this Assignment shall not constitute or be construed as a waiver by Assignee of any of its rights, privileges, obligations or duties, or as creating any contrary custom or course of conduct.


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         c.       The  Parties  agree that this  Assignment  shall be  construed under and in accordance with the laws of the State of Texas (excluding its conflicts of law provisions) and that all of the obligations of the Parties are performable in Harris County, Texas.

         d. The Parties agree that this Assignment shall be binding on and inure to the benefit of the Parties to this Assignment and their respective heirs, executors, administrators, legal representatives, successors, and assigns.

         f. The Parties agree that if any provision of this Assignment is for any reason held to be invalid, illegal or unenforceable in any respect, the remaining provisions will remain in full force and effect. If any provision of this Assignment is, for any reason, determined by a court of competent jurisdiction to be excessively broad or unreasonable as to scope or subject, such provision must be enforced to the extent necessary to be reasonable under the circumstances and consistent with applicable law while reflecting as closely as possible the intent of the parties as expressed herein.

         g. The Parties agree that, excluding the Merger Agreement, this Assignment supersedes any prior understanding or written or oral agreements between the Parties to this Assignment concerning the subject matter hereof.

h. This Assignment may be transmitted by facsimile, and it is the intent of the Parties for the facsimile of any autograph printed by a receiving facsimile machine to be an original signature and for the facsimile and any complete photocopy of the Assignment to be deemed an original.

         i. This Assignment may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.


                            [signature page follows]





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DWANGO NORTH AMERICA CORP.



By:
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         Robert E. Huntley, Chairman


[Assignor]



--------------------------------------------
[Assignor]






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